UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina 28401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreements related to mu opioid and delta opioid compound

On November 16, 2009, PPD Therapeutics, Inc. (“PPD Therapeutics”), a wholly owned subsidiary of Pharmaceutical Product Development, Inc. (“PPD, Inc.”), and Janssen Pharmaceutica, NV (“Janssen”) entered into a Development and License Agreement for a mu opioid receptor agonist and delta opioid receptor antagonist compound owned by Janssen (the “Opioid Compound”).

Under the agreement, Janssen granted to PPD Therapeutics the exclusive worldwide license, with rights to sublicense, to develop the Opioid Compound. PPD Therapeutics will be responsible for the Phase II clinical trials and related development of a product incorporating the Opioid Compound (the “Opioid Product”). For the license, PPD Therapeutics will pay Janssen an upfront non-refundable license fee of $3.5 million.

For an agreed time following the completion of Phase II trials, Janssen will have the right to exercise an option to continue development and commercialization of the Opioid Product. If Janssen exercises its option, it can terminate the development license granted to PPD Therapeutics and receive from PPD Therapeutics all right, title, and interest in all regulatory assets related to the Opioid Compound and Product and a royalty-bearing, worldwide, exclusive license, with rights to sublicense, under PPD Therapeutics’ patents and know-how related to the Opioid Compound for the further development and commercialization of the Opioid Product in all therapeutic, prophylactic and diagnostic uses for humans and animals. For this license, Janssen might have to pay PPD Therapeutics regulatory milestone payments of up to $90 million, sales-based milestones of up to $75 million and tiered royalties on sales, ranging from middle single digit to low double digit percentages, subject to reduction in the event of loss of patent protection or generic competition.

Additionally, if Janssen exercises its option, Janssen will, subject to certain conditions, use PPD, Inc. as the sole provider of clinical research services for:

•	the Phase III trials required for obtaining regulatory approval of the Opioid Product for the primary indication of diarrhea predominant irritable bowel syndrome;

•	any Phase II trials for any other indications of the Opioid Product if PPD, Inc. elects to conduct such Phase II trials; and

•	any Phase III trials for any other indications of the Opioid Product if PPD, Inc. elects to conduct as well as fund the Phase II trials for such other indications of the Opioid Product.

If after it exercises its option, Janssen outsources non-clinical services related to any Phase III trials of the Opioid Compound conducted by PPD, Inc., Janssen will, subject to certain conditions, use PPD, Inc. for those non-clinical services. PPD, Inc. will provide its clinical research and non-clinical services at agreed upon rates and subject to customary terms and conditions.

If Janssen does not exercise its option or discontinues development and material commercialization activities after exercising its option, PPD Therapeutics has the option for an agreed upon period of time to be solely responsible for all development and commercialization of the Opioid

Product in the United States and certain European markets. If PPD Therapeutics exercises its option, Janssen will assign to PPD Therapeutics all regulatory assets related to the Opioid Compound and the Opioid Product and grant to PPD Therapeutics a royalty bearing, worldwide, exclusive license, with rights to sublicense, for the development and commercialization of Opioid Products in all therapeutic, prophylactic and diagnostic uses for humans and animals. For this license, PPD Therapeutics might have to pay Janssen regulatory milestone payments of up to $50 million, sales-based milestone payments of up to $75 million and tiered royalties on sales in the middle to upper single digits, subject to reduction in the event of loss of patent protection or generic competition.

For a period of time after the effective date of the agreement, or until the agreement is earlier terminated under certain conditions, PPD Therapeutics will not develop or commercialize any compound or product targeting diarrhea predominant irritable bowel syndrome using the same mechanism of action as the Opioid Compound (a “Competing Product”). PPD, Inc. is also bound by this non-compete, except that it does not impact its ability to provide CRO services to customers. Janssen likewise will not conduct research, develop, license, sell, manufacture or commercialize a Competing Product.

Unless earlier terminated, the agreement will remain in full force and effect on a product-by-product and country-by-country basis until the date no further payment obligations exist, at which time the license granted under the agreement will become non-exclusive, fully paid up and royalty free, with the right to sublicense.

The agreement will terminate in the following events:

•

In the event of an uncured material breach by a party, the other party may terminate the agreement, in which event the non-breaching party gets the rights to commercialize an Opioid Product but must pay the other reduced royalties, or no royalties if PPD Therapeutics breaches before delivering the Phase II report or if Janssen, following a termination for its breach, sells or manufactures a Competing Product or transfers to a third party any rights reasonably useful for a Competing Product;

•

PPD Therapeutics may terminate the agreement for any or no reason during its option period or when it is developing or commercializing an Opioid Product, in which case Janssen will get all rights to the Opioid Compound and the Opioid Product with no payment obligations;

•

Janssen may terminate its rights under the agreement for any or no reason at any time, in which case PPD Therapeutics has the option to obtain all rights to the Opioid Compound and the Opioid Product subject to obligations to pay Janssen milestones and royalties unless Janssen sells or manufactures a Competing Product or transfers to a third party any rights reasonably useful for a Competing Product; and

•

In the event PPD Therapeutics does not exercise its option to develop and commercialize the Opioid Product, or PPD Therapeutics terminates the agreement due to Janssen’s material breach of the Master Services Agreement referenced below, the agreement and all licenses granted thereunder shall terminate, and each party shall retain ownership of all Opioid Compound- and Opioid Product-related assets it contributed to or generated under the relationship.

Concurrent with the execution of the license agreement, PPD Therapeutics and Janssen entered into a Master Services Agreement pursuant to which Janssen will provide chemistry and manufacturing services at agreed prices for the development of the Opioid Compound.

Agreements related to topoisomerase inhibitor compound

On November 16, 2009, PPD Therapeutics and Janssen also entered into a Development and License Agreement and a Master Services Agreement for a topoisomerase inhibitor compound owned by Janssen for the treatment of complicated skin and skin structure and respiratory infections. The terms of these agreements are identical to the agreements for the Opioid Compound and Opioid Product except for terms related to the specific activity of the topoisomerase inhibitor compound.

General

A copy of the press release announcing the execution of the license and development agreements is attached as Exhibit 99.1 to this Report. Copies of the agreements will be filed by PPD, Inc. as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2009.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.
Date: November 20, 2009

/S/ DANIEL G. DARAZSDI
	Name:	Daniel G. Darazsdi
	Title:	Chief Financial Officer

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